GUARANTEE

TO:	LAURUS MASTER FUND, LTD.

1.

For valuable consideration, the undersigned hereby jointly and severally (solidarily) unconditionally guarantees and promises to pay to LAURUS MASTER FUND, LTD. (the “Lender”), on demand, any and all indebtedness of the Company and the Eligible Subsidiaries (as such terms are defined in the Loan Agreement, hereinafter defined), under or in connection with the Security and Purchase Agreement dated as of November 9, 2004 among Thomas Equipment, Inc., Thomas Ventures, Inc. and the Eligible Subsidiaries, as borrower (collectively, the “Borrower”) and the Lender, as the same may be amended, supplemented, revised, restated or replaced from time to time (the “Loan Agreement”) and the other Ancillary Agreements (as such term is defined in the Loan Agreement) (such indebtedness under the Loan Agreement and the other Ancillary Agreements being hereinafter referred to as the “Indebtedness”). For greater certainty, the term “Indebtedness” is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower (including all Obligations, as such term is defined in the Loan Agreement), heretofore, now, or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether direct or acquired by the Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the parties comprising the Borrower may be liable individually or jointly (solidarily) with others, or whether recovery upon such Indebtedness may be or hereafter become barred by any statute of limitations, or whether such Indebtedness may be or hereafter become otherwise unenforceable. For greater certainty, the undersigned hereby acknowledges that the term “Indebtedness” also includes, without limitation, any cost or expense which is of the nature of extra-judicial professional fees payable by the Lender in accordance with any of the Ancillary Agreements for services required by the Lender in order to recover the capital and interest secured by any security interest entered into by any Borrower or to conserve the property charged thereunder even if such cost or expense cannot be secured by such security interest. The undersigned undertakes to indemnify the Lender with respect to all such costs and expenses.

2.

The liability of the undersigned under this Guarantee shall be unlimited. Regardless of whether or not any proposed guarantor or any other person or persons has or have executed or shall execute this Guarantee or is or are or shall become in any other way responsible to the Lender for the Indebtedness or any part thereof whether under this Guarantee or otherwise shall cease to be so liable, this shall be a continuing Guarantee relating to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it. Notwithstanding the discontinuance of any other guarantee in favour of the Lender by any Borrower or any other person, this Guarantee shall remain continuing as to the undersigned and this Guarantee shall, as to the undersigned, remain in force and cover all Indebtedness of the Borrower. Any payment by the undersigned shall not reduce the maximum obligation of the undersigned hereunder.

3.

The obligations hereunder are joint and several (solidary), and independent of the obligations of any Borrower or any other person, and a separate action or actions may be brought and prosecuted against the undersigned whether action is brought against any Borrower or any other person or whether any Borrower or any other person be joined in any such action or actions.

4.

The undersigned authorizes the Lender, without notice or demand and without affecting its liability hereunder to the extent permitted by applicable law, from time to time, either before or after revocation hereof, to:

(i)

renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon;

(ii)

receive and hold security for the payment of this Guarantee or the Indebtedness guaranteed, and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security in accordance with the Ancillary Agreements ;

(iii)	apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; and

(iv)	release or substitute any guarantors.

5.	The undersigned waives any right to require the Lender to:

(i)	proceed against any Borrower or any other person;

(ii)	proceed against or exhaust any security held from any Borrower or any other person; or

(iii)	pursue any other remedy in the Lender’s power whatsoever,

the undersigned hereby waiving the benefits of division and discussion.

This Guarantee shall not be affected by, and the undersigned waives any defense arising by reason of any bankruptcy, dissolution, winding-up or other disability or defense of any Borrower or any other person, or the cessation from any cause whatsoever of the liability of any Borrower or any other person, or any claim that the undersigned's obligations exceed or are more burdensome than those of any Borrower or any other person, the undersigned waives any right of subrogation, reimbursement, indemnification, and, other than as set out in the Loan Agreement, contribution (contractual, statutory or otherwise), arising from the existence or performance of this Guarantee and the undersigned waives any right to enforce any remedy which the Lender now have or may hereafter have against any Borrower or any other person, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender. The Lender may foreclose, either by judicial foreclosure or by exercise of power of sale, or realize any deed of trust or other security securing the Indebtedness, and, even though the foreclosure or other realization may destroy or diminish the undersigned's rights against any Borrower or any other person or may result in security being sold at an under value, the undersigned shall be liable to the Lender for any part of the Indebtedness remaining unpaid after the foreclosure or other realization. The undersigned waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonour, and notices of acceptance of this Guarantee and of the existence, creation, or incurring of new or additional Indebtedness.

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6.

The undersigned acknowledges and agrees that it shall have the sole responsibility for obtaining from the Borrower such information concerning the Borrower’s financial conditions or business operations as the undersigned may require, and that the Lender has no duty at any time to disclose to the undersigned any information relating to the business operations or financial conditions of the Borrower.

7.

Any obligations of the Borrower to the undersigned, now or hereafter existing, including but not limited to any obligations to the undersigned, as subrogee of the Lender or resulting from the undersigned's performance under this Guarantee, are hereby postponed and subordinated to the Indebtedness. Subject to the Loan Agreement, any such obligations of the Borrower to the undersigned received by the undersigned, shall be received in trust for the Lender and the proceeds thereof shall forthwith be paid over to the Lender on account of the Indebtedness of the Borrower to the Lender, but without reducing or affecting in any manner the liability of the undersigned under the provisions of this Guarantee. This postponement is independent of and severable from this Guarantee and shall remain in full force and effect whether or not the undersigned is liable for any amount under this Guarantee.

8.

Where any Borrower becomes bankrupt or makes an assignment for the benefit of creditors or if any circumstances arise necessitating the Lender to file a claim against any Borrower and/or to value its securities, the Lender shall be entitled to place such valuation on its securities as the Lender may, acting in a commercially reasonable manner, sees fit and the filing of such claim and the valuing of securities shall not in any way prejudice or restrict the claim of the Lender against the undersigned and in no way discharges the undersigned from its liability hereunder to the Lender, either in whole or in part and until all Indebtedness of the Borrower to the Lender has been fully paid and the Loan Agreement has been terminated, the Lender shall have the right to include in its claim the amount of all sums paid by any of the undersigned to the Lender under this Guarantee and to prove and rank for and receive dividends in respect of such claim, any and all rights to prove and rank for such sums paid for by the undersigned and receive the full amount of all dividends in respect thereto are hereby assigned and transferred to the Lender by the undersigned.

9.

Any account settled or stated by or between the Lender and any Borrower, or, if any such account has not been so settled or stated immediately before demand for payment under this Guarantee, any account stated by the Lender, shall be accepted by the undersigned as prima facie evidence of the amount which at the date of the account so settled or stated is due by such Borrower to the Lender or remains unpaid by such Borrower to the Lender.

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10.

The undersigned shall make payment to the Lender of the amount of its liability to the Lender forthwith after demand therefor is made in writing and such demand shall be deemed to have been effectually made if made in accordance with the Loan Agreement. All payments hereunder shall be made to the Lender at the office of the Lender set out in the Loan Agreement.

11.

Any and all payments by the undersigned to the Lender under this Guarantee shall be made free and clear of, and without deduction or withholding for any taxes, levies, imposts, deductions, charges or withholdings of whatever kind or nature.

If the undersigned shall be required by law to deduct or withhold any taxes from or in respect of any sum payable hereunder to the Lender, then:

(i)

the sum payable to the Lender shall be increased as necessary so that after making all required deductions and withholdings the Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

(ii)	the undersigned shall make such deductions and withholdings;

(iii)	the undersigned shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv)

without duplication of amounts paid under clause (i), the undersigned shall also pay to the Lender for the account of the Lender, at the time interest is paid, all additional amounts which the Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such taxes had not been imposed.

12.

If any provision of this Guarantee is determined in any proceeding in a court of competent jurisdiction to be void or to be wholly or partly unenforceable, that provision shall for the purposes of such proceeding, be severed from this Guarantee at the Lender's option and shall be treated as not forming a part hereof and all the remaining provisions of this Guarantee shall remain in full force and be unaffected thereby.

13.

Notwithstanding any contrary provision of this Guarantee, it is intended that neither this Guarantee nor any liens or security interests securing this Guarantee constitute a Fraudulent Conveyance (as defined below). Consequently, the undersigned agrees that if this Guarantee or any liens or security interests securing this Guarantee would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guarantee and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guarantee or such lien or security interest to constitute a Fraudulent Conveyance, and this Guarantee shall automatically, if permitted under applicable law, be deemed to have been amended accordingly at all relevant times. For purposes hereof, a “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the United States Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under any applicable fraudulent conveyance or fraudulent transfer law or similar law of any country, province, state or other governmental unit as in effect from time to time.

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14.

This Guarantee shall not be subject to or affected by any promise or condition affecting or limiting the liability of the undersigned except as expressly set forth herein and no statement, representation, agreement or promise on the part of the Lender or any officer, employee or agent thereof, unless contained herein, forms any part of this contract or has induced the making thereof or shall be deemed in any way to affect the liability of the undersigned hereunder.

15.

There are no representations, collateral agreements or conditions with respect to this Guarantee and agreement affecting the liability of the undersigned hereunder other than contained herein or in the Loan Agreement or the other Ancillary Agreements.

16.

The representations, warranties and covenants contained in the General Security Agreement entered into by the undersigned on or about the date hereof are herein expressly incorporated by reference and the undersigned agrees to be bound by such representations, warranties and covenants as though such representations, warranties and covenants were expressly stated herein.

17.

The undersigned agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal or of interest on any of the Indebtedness is rescinded or must otherwise be returned by the Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

18.

This Guarantee shall extend to and enure to the benefit of the Lender and its successors and assigns, and shall extend to and be binding upon the undersigned and its or their respective successors and permitted assigns.

19.

It is not necessary for the Lender to inquire into the powers of the Borrower or the undersigned or of the officers, directors, partners, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

20.

The Lender may, without notice to the undersigned and without affecting the undersigned's obligations hereunder, assign the Indebtedness and this Guarantee, in whole or in part in accordance with the Loan Agreement. Subject to the Loan Agreement, the undersigned agrees that the Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in the Lender's possession concerning the undersigned, this Guarantee, and any security for this Guarantee.

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21.

If, for the purposes of obtaining or enforcing judgment in any court or for any other purpose hereunder or in connection herewith, it is necessary to convert a sum due hereunder in any currency into another currency, such conversion shall be carried out to the extent and in the manner provided in the Loan Agreement.

22.

This Guarantee shall extend to any permitted amalgamated or new company formed to take over the business of the undersigned and any reorganization thereof, whether the new company is the same or different in its objects, character and constitution.

23.

In the event of any conflict or inconsistency between the terms and conditions of the Loan Agreement and the terms and conditions of the present Guarantee, the terms and conditions of the Loan Agreement shall prevail to the extent of such conflict or inconsistency.

24.

The undersigned agrees to pay all of the Lender’s reasonable out-of-pocket costs and expenses, including reasonable fees and disbursements of in-house or outside counsel, and all other costs and expenses which may be incurred by the Lender in the enforcement of this Guarantee.

25.	All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require.

26.	This Guarantee shall be governed by and construed in accordance with the laws of the Province of New Brunswick.

27.	The undersigned acknowledges receipt of an executed copy of this Guarantee and the other Ancillary Agreements.

The parties acknowledge that they have required that this agreement and all related documents be prepared in English. Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.

[signature page follows]

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Executed in ________________, Province of New Brunswick, on this 9th day of November, 2004.

THOMAS EQUIPMENT 2004, INC.

Per:	/s/ CLIFFORD RHEE

Name: Clifford Rhee Titel: President